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                                                                    EXHIBIT 10.1

                                                               EXECUTION VERSION

                                VOTING AGREEMENT

                  This VOTING AGREEMENT (this "Agreement"), is made and entered into this 25th day of September 2003 by and among LI Acquisition Company, LLC, a Maryland limited liability company ("Buyer"), FTI Consulting, Inc., a Maryland corporation ("FTI"), Knowledge Universe, Inc., a Delaware corporation ("Knowledge Universe") and Nextera Enterprises Holdings, Inc., a Delaware corporation ("Nextera Holdings", together with Knowledge Universe, collectively, the "Stockholders").

                  WHEREAS, pursuant to the terms and subject to the conditions of that certain Asset Purchase Agreement, dated as of September 25, 2003 (the "Purchase Agreement"), by and among FTI, Buyer, Nextera Enterprises, Inc. ("Nextera"), Lexecon Inc. ("Lexecon"), CE Acquisition Corp. ("CE") and ERG Acquisition Corp. ("ERG" and, together with Lexecon and CE, the "Sellers"), Buyer shall purchase substantially all the assets of the Sellers (the "Transaction");

                  WHEREAS, Nextera owns one hundred percent (100%) of the issued and outstanding capital stock of Lexecon, and Lexecon owns one hundred percent (100%) of the issued and outstanding capital stock of each of CE and ERG;

                  WHEREAS, the Stockholders are the holders of record or beneficial owners (for all purposes in this Agreement, as such term is defined in Rule 13d-3 of the Rules and Regulations promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of 8,810,000 shares of the outstanding class A common stock, par value $0.001 per share of Nextera (the "Class A Common Stock"), 3,844,200 shares of the outstanding class B common stock, par value $0.001 per share of Nextera (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), and 40,375 shares of the outstanding series A cumulative convertible preferred stock, par value $0.001 per share of Nextera (the "Preferred Stock" and together with the Common Stock and taking into account the considerations set forth in Section 4, below, the "Shares");

                  WHEREAS, the Shares represent approximately 71.45% of the voting power of the issued and outstanding voting securities of Nextera; and

                  WHEREAS, to induce the execution of the Purchase Agreement by Buyer, the Stockholders agree to vote the Shares so as to facilitate consummation of the Transaction to the extent more fully described below.

                  NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as follows:

1.       Agreement to Vote Shares.

         1.1 At any meeting of the stockholders of Nextera called with respect to the Transaction, the Purchase Agreement and the other transactions contemplated thereby, and at any

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adjournment thereof, and with respect to any consent solicited with respect to the Transaction, the Purchase Agreement and any of the other transactions contemplated thereby, the Stockholders shall vote the Shares (a) in favor of approval of the Transaction, the Purchase Agreement, the other transactions contemplated thereby and any matter which could reasonably be expected to facilitate the Transaction and such other transactions and (b) against (i) approval of any Acquisition Proposal (as such term is defined in the Purchase Agreement), (ii) approval of any proposal made in opposition to or in competition with the consummation of the Transaction and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than Buyer and/or its affiliates, (iii) any amendment of the Certificate of Incorporation or By-Laws of any of the Sellers or other proposal or transaction involving any of the Sellers which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Transaction, the Purchase Agreement or any of the other transactions contemplated by the Purchase Agreement, or (iv) any action or agreement which would result in a breach of any representation, warranty or covenant of the Sellers or Nextera set forth in the Purchase Agreement. The Stockholders may vote on all other matters in a manner determined in their sole discretion ((i), (ii) or (iii) and/or (iv), a "Counter Proposal").

         1.2 The Stockholders, as the holders of record or beneficial owners of voting stock of Nextera, shall be present, in person or by proxy, at all meetings of stockholders of Nextera and at any adjournment thereof so that all Shares are counted for the purpose of determining the presence of a quorum at such meetings. The Stockholders shall not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with the terms of this Section 1. This Agreement is intended to bind each Stockholder only with respect to the voting of the Shares as Stockholders herein, and shall not prohibit the applicable Stockholders from acting in accordance with his or her fiduciary duties as an officer or director of Nextera or Sellers.

2. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholders agree to deliver to Buyer an irrevocable proxy in the form attached hereto as Exhibit A (the "Proxy"), provided that the Proxy shall be revoked only upon the Expiration Date (as defined below). The Proxy is irrevocable and coupled with an interest in the obligations of the Stockholder.

3. No Solicitation of Proxies. Each Stockholder agrees (solely in its capacity as such) that neither it nor any of its subsidiaries nor any of the officers and directors and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) of it or its subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its subsidiaries' employees and other agents not to (and shall not authorize any of them to) directly or indirectly, engage in any solicitation (as defined in Regulation 14A of the Rules and Regulations promulgated by the Securities and Exchange Commission pursuant to the Exchange Act) of other stockholders of Nextera (a) against the Transaction, the Purchase Agreement, the other transactions contemplated thereby or any matter that could reasonably be expected to facilitate the Transaction and such other transactions or (b) in favor of any Counter Proposal.

4. Definition of Shares. For purposes of this Agreement, the term "Shares" shall include: (i) all securities of Nextera (including, without limitation, all shares of Common Stock and all Options) owned of record by the Stockholders as of the date of this Agreement, as indicated on

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the signature page of this Agreement; and (ii) all additional securities of
Nextera of which the Stockholder acquires record ownership during the period from the date of this Agreement through the Expiration Date, including, without limitation, through the exercise or conversion of any options, warrants or other rights to purchase shares of Common Stock and other securities convertible into, or exercisable for shares of Common Stock. In the event of a stock dividend or distribution, or any change in the Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

5. Transfers of Shares. Each Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, such Stockholder (a) shall not cause or permit the Transfer (as defined below) of any Shares, or any interest in the Shares, to be effected, and (b) shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy, or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholders under this Agreement with respect to the Shares. Each Stockholder further agrees with, and covenants to, Buyer that such Stockholder shall not request that Nextera register the Transfer of any certificate or uncertificated interest representing any of the Shares, unless such Transfer is made in compliance with this Agreement. For purposes of this Agreement, a person or entity shall be deemed to have effected a "Transfer" of a security if such person or entity, directly or indirectly: (i) sells, offers to sell, makes any short sales of, pledges, encumbers, lends, hypothecates, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security, any interest therein, or the economic consequences of ownership of such security or (ii) enters into an agreement, contract or commitment providing for the sale of, making any short sales of, pledge of, lending of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security, any interest therein or the economic consequences of ownership of such security, other than any such actions pursuant to which such person or entity maintains all voting rights with respect to such security.

6. Representations and Warranties of the Stockholders. The Stockholders hereby jointly and severally represent and warrant to Buyer as follows:

         6.1      Authority.

                  (a) Each Stockholder is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Each Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Stockholder, and the consummation of the transactions contemplated hereby, has been duly authorized by all necessary action on the part of each Stockholder.

                  (c) This Agreement has been duly executed and delivered by each Stockholder and constitutes a valid and binding obligation of each Stockholder enforceable in accordance with its terms, subject to its enforceability against Buyer and FTI and the effect of

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applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under or the acceleration of any provision of any trust agreement, partnership agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to any of the Stockholders or to any of the property or assets of any of the Stockholders.

                  (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to any Stockholder in connection with the execution and delivery of this Agreement or the consummation by any Stockholder of the transactions contemplated hereby.

         6.2 The Shares. The Shares have not been pledged by the Stockholders. The Stockholders own no capital stock of Nextera other than the Shares. Except for this Agreement, no proxies or powers of attorney have been granted with respect to the Shares that will remain in effect after the execution of this Agreement. Except for this Agreement and the Proxy, no voting arrangement (including voting agreement or voting trust) affecting the Shares shall remain in effect after the execution of this Agreement.

7. Effectiveness. The effectiveness of this Agreement is conditioned upon the Purchase Agreement having been duly executed and delivered by all of the parties thereto and the Purchase Agreement being in full force and effect.

8. Termination. Notwithstanding anything else in this Agreement, this Agreement, the Proxy and all obligations of each Stockholder under either this Agreement or the Proxy shall automatically terminate as of the earlier to occur of the following (such date, the "Expiration Date"): (i) such date and time as the Purchase Agreement shall have been terminated in accordance with its terms,
(ii) such date and time as the Transaction shall become effective in accordance with the terms and conditions of the Purchase Agreement or (iii) upon the execution of a written agreement by all parties hereto.

9. Additional Documents. Buyer and the Stockholders hereby covenant and agree to execute and deliver any additional documents necessary, in the reasonable determination of Buyer's legal counsel, to carry out the intent of this Agreement.

10. Legal Opinion. The Stockholders shall cause Buyer and FTI to receive an opinion of Maron & Sandler in the form attached hereto as Exhibit B.

11.      Miscellaneous.

         11.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of

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the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         11.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of all of the other parties hereto.

         11.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         11.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that each of the parties will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the parties set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to any party upon a violation by one or more other parties, such non-violating party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

         11.5     Notices.

                  All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by confirmed fax or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

                  (a)      if to Buyer, to:

                           FTI Consulting, Inc.
                           2021 Research Drive
                           Annapolis, MD 21401
                           Attention: Theodore I. Pincus
                           Fax: 410-224-2809

                           with a copy to:

                           Paul, Hastings, Janofsky & Walker LLP
                           75 East 55th Street
                           New York, NY 10022-3205
                           Attention: Charles H. Baker, Esq.
                           Fax: (212) 319-4090

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                  (b)      if to the Stockholders, to:

                           Maron & Sandler
                           1250 Fourth Street, Suite 550
                           Santa Monica, CA 90401
                           Attention: James Banks, Esq.
                           Fax: (310) 570-4901

or to such other address as any party hereto may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         11.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York applicable to contracts to be executed and performed entirely within such State.

         11.7 Entire Agreement. This Agreement and the other agreements referred to herein contain the entire understanding of the parties in respect of the subject matter hereof and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

         11.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         11.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                          FTI CONSULTING, INC.

                                          By: /s/ Theodore I. Pincus
                                              ----------------------------------
                                              Name: Theodore I. Pincus
                                              Title: Executive Vice President
                                              and Chief Financial Officer

                                          LI ACQUISITION COMPANY, LLC

                                          By: /s/ Theodore I. Pincus
                                              ----------------------------------
                                              Name: Theodore I. Pincus
                                              Title: Executive Vice President
                                              and Chief Financial Officer

                                          NEXTERA ENTERPRISES HOLDINGS, INC.

                                          By: /s/ Stanley E. Maron
                                              ----------------------------------
                                              Name: Stanley E. Maron
                                              Title: Secretary

                                          KNOWLEDGE UNIVERSE, INC.

                                          By: /s/ Steven B. Fink
                                              ----------------------------------
                                              Name: Steven B. Fink
                                              Title: Treasurer and Vice Chairman

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                                   EXHIBIT A

                           FORM OF IRREVOCABLE PROXY
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                                    EXHIBIT B

                         FORM OF MARON & SANDLER OPINION